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A link to the following article has been posted on the intranet and website of
Willamette Industries, Inc. accompanied by a legend which complies with Rule 14a-12(a)(ii) of the Securities Exchange Act of 1934, as amended:

If bait's not big enough, the little fish can wait

Wednesday, February 7, 2001

By Bill Virgin, Seattle Post-Intelligencer Columnist

ARGUMENT: Boy, Weyerhaeuser really has Willamette by the...well, they've really got 'em now. With 51 percent of the shares tendered in response to its buyout offer, about all that's left is to sign the deal and change the stationery letterhead. Why postpone the inevitable?

COUNTER: Weyerhaeuser owns 51 percent of squat. You don't see any money on the table, do you? That's because Willamette has its poison pill loaded and ready (or is that a mixed metaphor?) to dump millions of shares into the hands of existing shareholders (i.e., not Weyerhaeuser) and make any acquisition hideously expensive.

ARGUMENT: No biggie. If Willamette wants to make this longer and more difficult, Weyerhaeuser can play that game. All it has to do is ask those who have tendered shares to vote their proxies for Weyerhaeuser's slate of directors at this spring's annual meeting, when Willamette gets around to having one. The board members get elected, they vote to remove the poison pill, they direct the executives to conclude a deal, the paperwork gets signed, the shareholders get their money, everyone's happy.

COUNTER: And just how long are Weyerhaeuser and those shareholders who have tendered shares willing to wait for this glorious day? Weyerhaeuser has nominated four board candidates. Even supposing Weyerhaeuser gets them all elected, Willamette's board has 10 members. Even in Florida four does not constitute a majority. If Willamette's remaining six members say "no deal," what are the Weyerhaeuser Four going to do, sit in a corner and sulk and make rude remarks?

ARGUMENT: Fine. So Weyerhaeuser waits another year, elects three or four more directors, gets its majority, gets the deal. What point was served by delaying so long?

COUNTER: And you think shareholders are going to wait around for a year? Money is impatient. Shareholders are going to want some compensation for tying up their stock. Or they're going to lose interest and drift away. The longer this goes, the less leverage Weyerhaeuser has. Willamette just has to sit and outwait Weyerhaeuser.

ARGUMENT: Just where are those investors going to go? The stock is trading up near $48 a share only because that's what Weyerhaeuser is offering for it. It's not as though the price is supported by the wonderful prospects in the paper and lumber sectors. What do you think a recession is going to do to cyclical companies like forest products?
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As for patience, even if some shareholders give up and sell out, they're only going to sell to someone else wanting at least $48 a share. And if Willamette manages to kill this deal, and the stock drops because the $48 offer is no longer out there, how much patience are Willamette shareholders going to grant management to get the stock price back to that level?

COUNTER: Don't act like $48 is such a gift. Willamette's stock was that high as recently as January 2000, and there's no reason to think it can't get back there again. Over the past five years Willamette stock posted a total return of 97 percent, more than double the S&P paper index and not far from the S&P 500 (130 percent), which had all those tech stocks going for it. Weyerhaeuser (45 percent return over five years) only wishes it had done as well.

ARGUMENT: Apparently the holders of more than half of Willamette's stock don't think the offer is so awful. But if Willamette really thinks Weyerhaeuser is trying to buy it on the cheap, and that $48 is inadequate, here's a proposition that should make everyone happy: Willamette should buy back its own stock at $48 a share. Those who think the company is worth that get their money, and if Willamette thinks the market will eventually recognize the company is worth more than $48 a share it can later sell those shares for more and raise additional capital.

COUNTER: Maybe that's not the way Willamette chooses to deploy its capital. Maybe Weyerhaeuser should figure out what part of "no deal" it's having a hard time comprehending.

ARGUMENT: And maybe Willamette is just being coy, fishing either for a better offer or a competing bid. What smart card player tips his hand before the bidding starts? Willamette must surely know the history of recent acquisitions, that once it becomes hostile the prey almost never escapes the hunter, and if it does it's usually because it has been gobbled up by a "friendly" acquirer.

COUNTER: Well, there's always a first time. And why should Willamette just give up? A lot of Willamette stock is held by people who figure $48 a share is not worth the jobs, their own included, that will inevitably be lost post-acquisition.

ARGUMENT: Then let them buy the 70 percent that's not in the hands of employees, executives, directors and others tied to management, and run it as a private concern. A public company runs the risk that sometimes the public shareholders might have a different view of how it should be run.

COUNTER: At an 8 percent annual dividend growth rate and a 1.8 percent yield (even with the Weyerhaeuser run-up) those public shareholders are hardly being penalized because Willamette decides now is not the time to sell.

ARGUMENT: Whatever the outcome, this has certainly been an entertaining exercise, what with one local company thumbing its nose at another local and much larger competitor.

COUNTER: No argument there.

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This article was written by Bill Virgin and published in the Seattle Post-
Intelligencer on February 7, 2001. The publisher has consented to the posting of a link to this article on the Company's website.